SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SBA Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Online
Go to www.envisionreports.com/SBAC or scan the QR code — login details are located in the shaded bar below.
Votes submitted electronically must be received by 11:59 P.M., (Eastern Time), on May 12, 2021.
Shareholder Meeting Notice
Important Notice Regarding the Availability of Proxy Materials for the SBA Communications Corporation Shareholder Meeting to be Held on May 13, 2021
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. SBA’s proxy statement and annual report to shareholders are available at:
www.envisionreports.com/SBAC
Easy Online Access — View your proxy materials and vote.
Step 1:                Go to www.envisionreports.com/SBAC Step 2:    Click on Cast Your Vote or Request Materials. Step 3:    Follow the instructions on the screen to log in.
Step 4:    Make your selections as instructed on each screen for your delivery preferences. Step 5:    Vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 3, 2021 to facilitate timely delivery.
2 N O T

Shareholder Meeting Notice
SBA Communications Corporation’s Annual Meeting of Shareholders will be held at SBA Communications Corporation, Corporate Office, 8051 Congress Avenue, Boca Raton, FL 33487 on May 13, 2021 at 10:00 A.M. Eastern Time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR all the director nominees listed in Proposal 1 and FOR Proposals 2 and 3:
1.    For a three-year term expiring at the 2024 Annual Meeting:
01—Mary S. Chan
02—George R. Krouse, Jr.
2. Ratification of the appointment of Ernst & Young LLP as SBA’s independent registered public accounting firm for the 2021 fiscal year.
3. Approval, on an advisory basis, of the compensation of SBA’s named executive officers.
Note: Such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.
For more information regarding attending the meeting, please contact SBA’s Investor Relations department at (561) 995-7670.
We are actively monitoring the coronavirus, or COVID-19, pandemic and are sensitive to the public health and travel concerns that our shareholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via a press release, which will be available at our website, www.sbasite.com, under Investor Relations and filed as definitive additional soliciting materials with the Securities and Exchange Commission.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
—    Internet – Go to www.envisionreports.com/SBAC. Click Cast Your Vote or Request Materials.
—    Phone – Call us free of charge at 1-866-641-4276.
—    Email – Send an email to investorvote@computershare.com with “Proxy Materials SBA Communications Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 3, 2021.
For more information regarding attending the meeting, please contact SBA’s Investor Relations department at (561) 995-7670.